 October 2026

Preliminary Pricing Supplement No. 19,538

Registration Statement Nos. 333-293641; 333-293641-01

Dated October 16, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities with Memory Coupon due October 24, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Deere & Company, the Common Stock of Honeywell International Inc. and the Common Stock of Texas Instruments Incorporated

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Contingent Income Auto-Callable Securities with Memory Coupon, which we refer to as the securities, are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, tax supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent semi-annual coupon but only if the determination closing price of each of the common stock of Deere & Company, the common stock of Honeywell International Inc. and the common stock of Texas Instruments Incorporated, which we refer to collectively as the underlying stocks, is greater than or equal to 60% of the respective initial share price, which we refer to as the respective downside threshold level, on the related observation date. If the determination closing price of any underlying stock is less than the respective downside threshold level on any observation date, we will pay no interest for the related semi-annual period. However, if the determination closing price of each underlying stock is greater than or equal to the respective downside threshold level on any subsequent observation date, investors will receive, in addition to the contingent semi-annual coupon for the related semi-annual period, any previously unpaid contingent semi-annual coupons from prior observation dates pursuant to the memory coupon feature. In addition, the securities will be automatically redeemed if the determination closing price of each underlying stock is greater than or equal to 100% of the respective initial share price, which we refer to as the respective redemption threshold level, on any semi-annual redemption determination date (beginning approximately one year after the original issue date) for the early redemption payment equal to the stated principal amount plus the related contingent semi-annual coupon and any previously unpaid contingent semi-annual coupons from prior observation dates pursuant to the memory coupon feature. At maturity, if the securities have not previously been redeemed and the final share price of each underlying stock is greater than or equal to the respective downside threshold level, the payment at maturity will also be the stated principal amount plus the related contingent semi-annual coupon and any previously unpaid contingent semi-annual coupons from prior observation dates pursuant to the memory coupon feature. However, if the final share price of any underlying stock is less than the respective downside threshold level, investors will be exposed to the decline in the worst performing underlying stock on a 1-to-1 basis and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent semi-annual coupons throughout the 2-year term of the securities. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no semi-annual interest over the entire 2-year term and in exchange for the possibility of an automatic early redemption prior to maturity. Because the payment of contingent semi-annual coupons is based on the worst performing of the underlying stocks, the fact that the securities are linked to three underlying stocks does not provide any asset diversification benefits and instead means that a decline of any underlying stock below the relevant downside threshold level will result in no contingent semi-annual coupons, even if one or both of the other underlying stocks close at or above the respective downside threshold level(s). Because all payments on the securities are based on the worst performing of the underlying stocks, a decline beyond the respective downside threshold level of any underlying stock will result in no contingent semi-annual coupon payments and a significant loss of your investment, even if one or both of the other underlying stocks have appreciated or have not declined as much. Investors will not participate in any appreciation of any underlying stock. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying stocks:	Deere & Company common stock (the “DE Stock”), Honeywell International Inc. common stock (the “HON Stock”) and Texas Instruments Incorporated common stock (the “TXN Stock”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	October 19, 2026
Original issue date:	October 22, 2026 (3 business days after the pricing date)
Maturity date:	October 24, 2028
Early redemption:

The securities are not subject to early redemption until one year after the original issue date. Following this 1-year initial non-call period, if, on any redemption determination date, beginning on October 19, 2027, the determination closing price of each underlying stock is greater than or equal to the respective redemption threshold level, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the determination closing price of any underlying stock is less than the respective redemption threshold level on the related redemption determination date.

Early redemption payment:

The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent semi-annual coupon with respect to the related observation date and any previously unpaid contingent semi-annual coupons from the prior observation dates pursuant to the memory coupon feature.

Determination closing price:

With respect to each underlying stock, the closing price of such underlying stock on any redemption determination date or observation date (other than the final observation date), multiplied by the adjustment factor on such redemption determination date or observation date, as applicable

Early redemption dates:

Starting on October 22, 2027, semi-annually. See “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.

Contingent semi-annual coupon:

A contingent semi-annual coupon at an annual rate of 15.30% (corresponding to approximately $76.50 per semi-annual period per security) plus any previously unpaid contingent semi-annual coupons from any prior observation dates will be paid on the securities on each coupon payment date but only if the determination closing price of each underlying stock is greater than or equal to the respective downside threshold level on the related observation date; provided, however, in the case of any such payment of a previously unpaid contingent semi-annual coupon, no additional interest will accrue or be payable in respect of such unpaid contingent semi-annual coupon from and after the end of the original interest period for such unpaid contingent semi-annual coupon. You will not receive such unpaid contingent semi-annual coupons if the determination closing price of any underlying stock is less than the respective downside threshold level on each subsequent observation date.

If, on any observation date, the determination closing price of any underlying stock is less than the respective downside threshold level, no contingent semi-annual coupon will be paid with respect to that observation date. It is possible that one or more underlying stocks will remain below the respective downside threshold level(s) for extended periods of time or even throughout the entire 2-year term of the securities so that you will receive few or no contingent semi-annual coupons.

Downside threshold level:

With respect to the DE Stock, $ , which is equal to 60% of the initial share price

With respect to the HON Stock, $ , which is equal to 60% of the initial share price

With respect to the TXN Stock, $ , which is equal to 60% of the initial share price

Payment at maturity:

If the securities are not redeemed prior to maturity, investors will receive a payment at maturity determined as follows:

●If the final share price of each underlying stock is greater than or equal to the respective downside threshold level: (i) the stated principal amount plus (ii) the contingent semi-annual coupon with respect to the final observation date and any previously unpaid contingent semi-annual coupons from the prior observation dates pursuant to the memory coupon feature

●If the final share price of any underlying stock is less than the respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of $1,000, and will represent a loss of more than 40%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $946.20 per security, or within $25.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions	Proceeds to us(3)
Per security	$1,000	$20(1)
		$5(2)	$975
Total	$	$	$

(1)Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $20 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for auto-callable securities.

(2)Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5 for each security.

(3)See “Use of proceeds and hedging” on page 22.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or saving accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated April 8, 2026 Tax Supplement dated April 8, 2026 Prospectus dated April 8, 2026

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Memory Coupon due October 24, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Deere & Company, the Common Stock of Honeywell International Inc and the Common Stock of Texas Instruments Incorporated

Principal at Risk Securities

Terms continued from previous page:
Redemption determination dates:

Beginning after one year, semi-annually, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events.

Redemption threshold level:

With respect to the DE Stock, $ , which is equal to 100% of the initial share price

With respect to the HON Stock, $ , which is equal to 100% of the initial share price

With respect to the TXN Stock, $ , which is equal to 100% of the initial share price

Initial share price:

With respect to the DE Stock, $ , which is the closing price on the pricing date

With respect to the HON Stock, $ , which is the closing price on the pricing date

With respect to the TXN Stock, $ , which is the closing price on the pricing date

Coupon payment dates:

Semi-annually, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below; provided that the contingent semi-annual coupon, if any, with respect to the final observation date will be paid on the maturity date.

Observation dates:

Semi-annually, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject, independently in the case of each underlying stock, to postponement for non-trading days and certain market disruption events. We also refer to October 19, 2028 as the final observation date.

Final share price:	With respect to each underlying stock, the closing price of such underlying stock on the final observation date multiplied by the adjustment factor on such date
Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
Worst performing underlying stock:	The underlying stock with the largest percentage decrease from the respective initial share price to the respective final share price
Share performance factor:	Final share price divided by the initial share price
CUSIP / ISIN:	61781TFF5 / US61781TFF57
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
April 19, 2027*	April 22, 2027*
October 19, 2027	October 22, 2027
April 19, 2028	April 24, 2028
October 19, 2028 (final observation date)	October 24, 2028 (maturity date)

*The securities are not subject to automatic early redemption until the second coupon payment date, which is October 22, 2027.

October 2026 Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Memory Coupon due October 24, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Deere & Company, the Common Stock of Honeywell International Inc and the Common Stock of Texas Instruments Incorporated

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities with Memory Coupon

Principal at Risk Securities

Contingent Income Auto-Callable Securities with Memory Coupon due October 24, 2028, with 1-Year Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Common Stock of Deere & Company, the Common Stock of Honeywell International Inc. and the Common Stock of Texas Instruments Incorporated (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent semi-annual coupon at an annual rate of 15.30% but only if the determination closing price of each underlying stock is greater than or equal to 60% of the respective initial share price, which we refer to as the respective downside threshold level, on the related observation date. If the determination closing price of any underlying stock is less than the respective downside threshold level on any observation date, we will pay no coupon for the related semi-annual period. However, if the determination closing price of each underlying stock is greater than or equal to the respective downside threshold level on any subsequent observation date, investors will receive, in addition to the contingent semi-annual coupon for the related semi-annual period, any previously unpaid contingent semi-annual coupons from prior observation dates pursuant to the memory coupon feature. It is possible that the determination closing price of one or more underlying stocks will remain below the respective downside threshold levels for extended periods of time or even throughout the entire 2-year term of the securities so that you will receive few or no contingent semi-annual coupons during the entire term of the securities. We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if all of the underlying stocks were to be at or above the respective downside threshold levels on some semi-annual observation dates, one or more underlying stocks may fluctuate below the respective downside threshold level(s) on others, and the underlying stocks may not close at or above the respective downside threshold level on any subsequent observation date, in which case you will not receive payment of any unpaid previously contingent semi-annual coupons. In addition, if the securities have not been automatically called prior to maturity and the final share price of any underlying stock is less than the respective downside threshold level, investors will be exposed to the decline in the worst performing underlying stock on a 1-to-1 basis, and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent semi-annual payments throughout the entire 2-year term of the securities.

Maturity:	Approximately 2 years
Contingent semi-annual coupon:

A contingent semi-annual coupon at an annual rate of 15.30% (corresponding to approximately $76.50 per semi-annual period per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each underlying stock is greater than or equal to the respective downside threshold level on the related observation date.

If the contingent semi-annual coupon is not paid on any coupon payment date (because the determination closing price of an underlying stock on the related observation date is less than the downside threshold level), such unpaid contingent semi-annual coupon will be paid on a later coupon payment date but only if the determination closing price of each underlying stock on such later observation date is greater than or equal to the respective downside threshold level.  You will not receive such unpaid contingent semi-annual coupon if the determination closing price of any underlying stock on each subsequent observation date is less than the respective downside threshold level.  If the determination closing price of any underlying stock on each observation date is less than the respective downside threshold level, you will not receive any contingent semi-annual coupons for the entire term of the securities.

Automatic early redemption semi-annually (beginning after one year):

If the determination closing price of each underlying stock is greater than or equal to 100% of the respective initial share price, which we refer to as the respective redemption threshold level, on any semi-annual redemption determination date, beginning on October 19, 2027 (approximately one year after the original issue date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent semi-annual coupon with respect to the related observation date and any previously unpaid contingent semi-annual coupons from prior observation dates pursuant to the memory coupon feature. No further payments will be made on the securities once they have been redeemed.

October 2026 Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Memory Coupon due October 24, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Deere & Company, the Common Stock of Honeywell International Inc and the Common Stock of Texas Instruments Incorporated

Principal at Risk Securities

Payment at maturity:

If the securities have not previously been redeemed and the final share price of each underlying stock is greater than or equal to the respective downside threshold level, the payment at maturity will be equal to the stated principal amount plus the related contingent semi-annual coupon and any previously unpaid contingent semi-annual coupons from prior observation dates pursuant to the memory coupon feature.

If the final share price of any underlying stock is less than the respective downside threshold level, investors will receive a payment at maturity based on the decline in the worst performing underlying stock over the term of the securities. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $946.20, or within $25.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent semi-annual coupon rate, the redemption threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

October 2026 Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Memory Coupon due October 24, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Deere & Company, the Common Stock of Honeywell International Inc and the Common Stock of Texas Instruments Incorporated

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent semi-annual coupon but only if the determination closing price of each underlying stock is greater than or equal to the respective downside threshold level on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and risk the loss of principal and accept the risk of receiving few or no coupon payments for the entire 2-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if each underlying stock closes at or above the respective downside threshold levels, unless the securities are redeemed early. The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent coupon may be payable in none of, or some but not all of, the semi-annual periods during the 2-year term of the securities, and the payment at maturity may be less than 60% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each underlying stock closes at or above the respective downside threshold levels on some semi-annual observation dates, but one or more underlying stocks close below the respective downside threshold level(s) on the others. Investors receive the contingent semi-annual coupon, as well as any previously unpaid contingent semi-annual coupons from prior observation dates pursuant to the memory coupon feature, for the semi-annual periods for which the determination closing price of each underlying stock is greater than or equal to the respective downside threshold level on the related observation date.

Starting on October 19, 2027, when each underlying stock closes at or above the respective redemption threshold levels on a semi-annual redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent semi-annual coupon with respect to the related observation date and any previously unpaid contingent semi-annual coupons from prior observation dates. No further payments will be made on the securities once they have been redeemed.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity

This scenario assumes that each underlying stock closes at or above the respective downside threshold levels on some semi-annual observation dates, but one or more underlying stocks close below the respective downside threshold level(s) on the others, and at least one of the underlying stocks closes below the respective redemption threshold level on every semi-annual redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent semi-annual coupon, as well as any previously unpaid contingent semi-annual coupons from prior observation dates pursuant to the memory coupon feature, for the semi-annual periods for which the determination closing price of each underlying stock is greater than or equal to the respective downside threshold level on the related observation date. On the final observation date, each underlying stock closes at or above the respective downside threshold levels. At maturity, in addition to the contingent semi-annual coupon with respect to the final observation date and any previously unpaid contingent semi-annual coupons from prior observation dates pursuant to the memory coupon feature, investors will receive the stated principal amount.

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that each underlying stock closes at or above the respective downside threshold levels on some semi-annual observation dates, but one or more underlying stocks close below the respective downside threshold level(s) on the others, and at least one of the underlying stocks closes below the respective redemption threshold level on every semi-annual redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent semi-annual coupon, as well as any previously unpaid contingent semi-annual coupons from prior observation dates pursuant to the memory coupon feature, for the semi-annual periods for which the determination closing price of each underlying stock is greater than or equal to the respective downside threshold level on the related observation date. On the final observation date, one or more underlying stocks close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying stock. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario, and investors will not receive payment of any previously unpaid contingent semi-annual coupons at maturity.

October 2026 Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Memory Coupon due October 24, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Deere & Company, the Common Stock of Honeywell International Inc and the Common Stock of Texas Instruments Incorporated

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing prices on each semi-annual observation date, (2) the determination closing prices on each semi-annual redemption determination date and (3) the final share prices. Please see “Hypothetical Examples” below for an illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Semi-annual Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Beginning After One Year)

October 2026 Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Memory Coupon due October 24, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Deere & Company, the Common Stock of Honeywell International Inc and the Common Stock of Texas Instruments Incorporated

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

October 2026 Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Memory Coupon due October 24, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Deere & Company, the Common Stock of Honeywell International Inc and the Common Stock of Texas Instruments Incorporated

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent semi-annual coupon is paid with respect to an observation date and how to calculate the payment at maturity, if any, assuming the securities are not redeemed prior to maturity. The following examples are for illustrative purposes only. Whether you receive a contingent semi-annual coupon will be determined by reference to the determination closing price of each underlying stock on each semi-annual observation date. Whether the securities are redeemed early will be determined by reference to the determination closing price of each underlying stock on each semi-annual redemption determination date (beginning approximately one year after the original issue date) and the payment at maturity, if any, will be determined by reference to the final share price of each underlying stock on the final observation date. The actual initial share price and downside threshold level for each underlying stock will be determined on the pricing date. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Contingent Semi-annual Coupon:

15.30% per annum, (corresponding to approximately $76.50 per semi-annual period per security)[1]

With respect to each coupon payment date, a contingent semi-annual coupon plus any previously unpaid semi-annual coupons from any prior observation dates pursuant to the memory coupon feature will be paid but only if the determination closing price of each underlying stock is greater than or equal to the respective downside threshold level on the related observation date.

Payment at Maturity (if the securities are not redeemed prior to maturity):

If the final share price of each underlying stock is greater than or equal to the respective downside threshold level: the stated principal amount plus the contingent semi-annual coupon with respect to the final observation date and any previously unpaid contingent semi-annual coupons from the prior observation dates pursuant to the memory coupon feature

If the final share price of any underlying stock is less than the respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the DE Stock: $150.00 With respect to the HON Stock: $120.00 With respect to the TXN Stock: $320.00
Hypothetical Downside Threshold Level:

With respect to the DE Stock: $90.00, which is 60% of the hypothetical initial share price

With respect to the HON Stock: $72.00, which is 60% of the hypothetical initial share price

With respect to the TXN Stock: $192.00, which is 60% of the hypothetical initial share price

1 The actual contingent semi-annual coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent semi-annual coupon of $76.50 is used in these examples for ease of analysis.

October 2026 Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Memory Coupon due October 24, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Deere & Company, the Common Stock of Honeywell International Inc and the Common Stock of Texas Instruments Incorporated

Principal at Risk Securities

How to determine whether a contingent semi-annual coupon is payable with respect to an observation date:

	Determination Closing Price		Hypothetical Contingent Semi-annual Coupon
	DE Stock	HON Stock	TXN Stock
Hypothetical Observation Date 1	$110.00 (greater than or equal to the respective downside threshold level)	$76.00 (greater than or equal to the respective downside threshold level)	$280.00 (greater than or equal to the respective downside threshold level)	$76.50
Hypothetical Observation Date 2	$135.00 (greater than or equal to the respective downside threshold level)	$55.00 (less than the respective downside threshold level)	$320.00 (greater than or equal to the respective downside threshold level)	$0
Hypothetical Observation Date 3	$152.00 (greater than or equal to the respective downside threshold level)	$90.00 (greater than or equal to the respective downside threshold level)	$200.00 (greater than or equal to the respective downside threshold level)	$76.50 + $76.50 = $153.00
Hypothetical Observation Date 4	$60.50 (less than the respective downside threshold level)	$48.00 (less than the respective downside threshold level)	$128.00 (less than the respective downside threshold level)	$0

On hypothetical observation date 1, each underlying stock closes at or above the respective downside threshold level. Therefore, a hypothetical contingent semi-annual coupon of $76.50 is paid on the relevant coupon payment date.

On hypothetical observation date 2, two underlying stocks close at or above the respective downside threshold levels, but the other underlying stock closes below the respective downside threshold level. Therefore, no contingent semi-annual coupon is paid on the relevant coupon payment date.

On hypothetical observation date 3, each underlying stock closes at or above the respective downside threshold level. Therefore, investors receive the hypothetical contingent semi-annual coupon with respect to the third observation date as well as the previously unpaid contingent semi-annual coupon with respect to the second observation date pursuant to the memory coupon feature.

On hypothetical observation date 4, each underlying stock closes below the respective downside threshold level, and accordingly no contingent semi-annual coupon is paid on the relevant coupon payment date.

You will not receive a contingent semi-annual coupon on any coupon payment date if the determination closing price of any underlying stock is less than the respective downside threshold level on the related observation date.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Memory Coupon due October 24, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Deere & Company, the Common Stock of Honeywell International Inc and the Common Stock of Texas Instruments Incorporated

Principal at Risk Securities

How to calculate the payment at maturity:

In the following examples, one or more of the underlying stocks close below the respective redemption threshold level(s) on each redemption determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Share Price			Payment at Maturity
	DE Stock	HON Stock	TXN Stock
Example 1:	$155.00 (greater than or equal to the respective downside threshold level)	$80.00 (greater than or equal to the respective downside threshold level)	$400.00 (greater than or equal to the respective downside threshold level)

$1,000 plus the contingent semi-annual coupon with respect to the final observation date and any previously unpaid contingent semi-annual coupons from the prior observation dates pursuant to the memory coupon feature

Example 2:	$60.00 (less than the respective downside threshold level)	$90.00 (greater than or equal to the respective downside threshold level)	$480.00 (greater than or equal to the respective downside threshold level)	$1,000 × share performance factor of the worst performing underlying stock = $1,000 × ($60.00 / $150.00) = $400.00
Example 3:	$105.00 (greater than or equal to the respective downside threshold level)	$84.00 (greater than or equal to the respective downside threshold level)	$144.00 (less than the respective downside threshold level)	$1,000 × ($144.00 / $320.00) = $450.00
Example 4:	$60.00 (less than the respective downside threshold level)	$54.00 (less than the respective downside threshold level)	$144.00 (less than the respective downside threshold level)	$1,000 × ($60.00 / $150.00) = $400.00
Example 5:	$67.50 (less than the respective downside threshold level)	$36.00 (less than the respective downside threshold level)	$144.00 (less than the respective downside threshold level)	$1,000 × ($36.00 / $120.00) = $300.00

In example 1, the final share prices of each of the DE Stock, HON Stock and TXN Stock are greater than or equal to the respective downside threshold levels. Therefore, investors receive at maturity the stated principal amount of the securities plus the contingent semi-annual coupon with respect to the final observation date and any previously unpaid contingent semi-annual coupons from the prior observation dates pursuant to the memory coupon feature. Investors do not participate in the appreciation of any of the underlying stocks.

In examples 2 and 3, the final share prices of two underlying stocks are greater than or equal to the respective downside threshold levels, but the final share price of the other underlying stock is less than the respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying stock at maturity and receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying stock.

In examples 4 and 5, the final share price of each underlying stock is less than the respective downside threshold levels, and investors receive at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying stock. In example 4, the DE Stock has declined 60% from the respective initial share price to the respective final share price, the HON Stock has declined 55% from the respective initial share price to the respective final share price and the TXN Stock has declined 55% from the respective initial share price to the respective final share price. Therefore, the payment at maturity equals the stated principal amount multiplied by the share performance factor of the DE Stock, which represents the worst performing underlying stock in this example. In example 5, the DE Stock has declined 55% from the respective initial share price to the respective final share price, the HON Stock has declined 70% from the respective initial share price to the respective final share price and the TXN Stock has declined 55% from the respective initial share price to the respective final share price. Therefore, the payment at maturity equals the stated principal amount multiplied by the share performance factor of the HON Stock, which represents the worst performing underlying stock in this example.

If the final share price of ANY underlying stock is less than the respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying stock at maturity, and your payment at maturity will be less than 60% of the stated principal amount per security and could be zero.

October 2026 Page 10

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Memory Coupon due October 24, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Deere & Company, the Common Stock of Honeywell International Inc and the Common Stock of Texas Instruments Incorporated

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, tax supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final share price of any underlying stock is less than the respective downside threshold level of 60% of the respective initial share price, you will be exposed to the decline in the closing price of the worst performing underlying stock, as compared to the respective initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying stock. In this case, the payment at maturity will be less than 60% of the stated principal amount and could be zero. You could lose up to your entire investment in the securities.

￭The securities do not provide for the regular payment of interest and may pay no interest over the entire term of the securities. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent semi-annual coupon but only if the determination closing price of each underlying stock is greater than or equal to 60% of the respective initial share price, which we refer to as the respective downside threshold level, on the related observation date. If the determination closing price of any underlying stock is less than the respective downside threshold level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. However, if the determination closing price of each underlying stock is greater than or equal to the respective downside threshold level on any subsequent observation date, investors will receive, in addition to the contingent semi-annual coupon for the related semi-annual period, any previously unpaid contingent semi-annual coupons from prior observation dates pursuant to the memory coupon feature. Nevertheless, it is possible that the determination closing price(s) of one or more underlying stocks could remain below the respective downside threshold level(s) for extended periods of time or even throughout the entire 2-year term of the securities so that you will receive few or no contingent semi-annual coupons. If you do not earn sufficient contingent coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent coupon, if any, is based only on the determination closing prices of the underlying stocks on the related semi-annual observation date at the end of the related interest period. Whether the contingent coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing price of each underlying stock on the relevant semi-annual observation date. As a result, you will not know whether you will receive the contingent coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent coupon is based solely on the price of each underlying stock on semi-annual observation dates, if the determination closing price of any underlying stock on any observation date is less than the respective downside threshold level, you will receive no coupon for the related interest period, or any previously unpaid coupons, even if the closing price(s) of one or more of the underlying stocks were higher on other days during that interest period.

￭Investors will not participate in any appreciation in the price of any underlying stock. Investors will not participate in any appreciation in the price of any underlying stock from the respective initial share price, and the return on the securities will be limited to the contingent semi-annual coupon, if any, that is paid with respect to each observation date on which the determination closing price of each underlying stock is greater than or equal to the respective downside threshold levels, if any.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlying stocks on any day, including in relation to the respective downside threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

owhether the determination closing price of any underlying stock has been below the respective downside threshold level on any observation date,

odividend rates on the underlying stocks,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks and which may affect the prices of the underlying stocks,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

October 2026 Page 11

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Memory Coupon due October 24, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Deere & Company, the Common Stock of Honeywell International Inc and the Common Stock of Texas Instruments Incorporated

Principal at Risk Securities

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying stock that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any underlying stock at the time of sale is near or below the respective downside threshold level or if market interest rates rise.

The prices of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The prices of the underlying stocks may decrease and be below the respective downside threshold level(s) on each observation date so that you will receive no return on your investment and receive a payment at maturity that is less than 60% of the stated principal amount and could be zero. There can be no assurance that the determination closing prices of all of the underlying stocks will be greater than or equal to the respective downside threshold levels on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or, with respect to the final observation date, so that you do not suffer a significant loss on your initial investment in the securities. See “Deere & Company Overview,” “Honeywell International Inc. Overview” and “Texas Instruments Incorporated Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption and at maturity and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent semi-annual coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 2-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and

October 2026 Page 12

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Memory Coupon due October 24, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Deere & Company, the Common Stock of Honeywell International Inc and the Common Stock of Texas Instruments Incorporated

Principal at Risk Securities

hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying stocks), including trading in the underlying stocks. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of an underlying stock, and, therefore, could potentially increase (i) the price at or above which such underlying stock must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stocks) and (ii) the downside threshold level for such underlying stock, which is the price at or above which such underlying stock must close on the observation dates so that you receive a contingent semi-annual coupon on the securities (depending also on the performance of the other underlying stocks), and, with respect to the final observation date, so that you are not exposed to the negative performance of the worst performing underlying stock at maturity (depending also on the performance of the other underlying stocks). Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of any underlying stock on the redemption determination dates and the observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent semi-annual coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stocks).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the redemption threshold levels, the downside threshold levels, the final share prices, the payment at maturity, if any, whether you receive a contingent semi-annual coupon on each coupon payment date and/or at maturity pursuant to the memory coupon feature, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—Calculation Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. Moreover, non-U.S. investors should note that persons having withholding responsibility in respect of the securities are, absent an exception, expected to withhold on any coupon paid to a non-U.S. investor, generally at a rate of 30%. We will not pay any additional amounts in respect of such withholding. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section

October 2026 Page 13

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Memory Coupon due October 24, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Deere & Company, the Common Stock of Honeywell International Inc and the Common Stock of Texas Instruments Incorporated

Principal at Risk Securities

entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Underlying Stocks

￭You are exposed to the price risk of all of the underlying stocks, with respect to both the contingent semi-annual coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying stocks. Poor performance by any underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. To receive any contingent semi-annual coupons, all of the underlying stocks must close at or above the respective downside threshold levels on the applicable observation date. In addition, if any underlying stock has declined to below the respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying stock over the term of the securities on a 1-to-1 basis, even if the other underlying stocks have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 60% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of all of the underlying stocks.

￭Investing in the securities is not equivalent to investing in the common stock of Deere & Company, the common stock of Honeywell International Inc. or the common stock of Texas Instruments Incorporated. Investors in the securities will not participate in any appreciation in the underlying stocks, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

￭No affiliation with Deere & Company, Honeywell International Inc. or Texas Instruments Incorporated. Deere & Company, Honeywell International Inc. and Texas Instruments Incorporated are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Deere & Company, Honeywell International Inc. or Texas Instruments Incorporated in connection with this offering.

￭We may engage in business with or involving Deere & Company, Honeywell International Inc. or Texas Instruments Incorporated without regard to your interests. We or our affiliates may presently or from time to time engage in business with Deere & Company, Honeywell International Inc. or Texas Instruments Incorporated without regard to your interests and thus may acquire non-public information about Deere & Company, Honeywell International Inc. or Texas Instruments Incorporated. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Deere & Company, Honeywell International Inc. or Texas Instruments Incorporated, which may or may not recommend that investors buy or hold the underlying stock(s).

￭Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the underlying stock, or engaging in transactions therein, and any such action could adversely affect the value of the underlying stock or the securities. These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final observation date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before an observation date, this may decrease the determination closing price of an underlying stock to be less than the downside threshold level (resulting in no contingent semi-annual coupon being paid with respect to such date) or the final share price of an underlying stock to be less than the downside threshold level (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Memory Coupon due October 24, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Deere & Company, the Common Stock of Honeywell International Inc and the Common Stock of Texas Instruments Incorporated

Principal at Risk Securities

Deere & Company Overview

Bloomberg Ticker Symbol: DE

Deere & Company engages in the manufacture and distribution of various equipment worldwide. The DE Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Deere & Company pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-04121 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Deere & Company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the DE Stock is accurate or complete.

The closing price of the DE stock on October 15, 2026 was $650.67. The following graph sets forth the daily closing prices of the DE stock for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The DE stock has at times experienced periods of high volatility. The historical performance of the DE stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the DE stock at any time.

Common Stock of Deere & Company – Daily Closing Prices January 1, 2021 to October 15, 2026

This document relates only to the securities referenced hereby and does not relate to the underlying stock or other securities of the underlying stock issuer. We have derived all disclosures contained in this document regarding the underlying stock from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying stock (and therefore the closing price of the underlying stock on the day on which the initial share price is determined) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying stock.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Memory Coupon due October 24, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Deere & Company, the Common Stock of Honeywell International Inc and the Common Stock of Texas Instruments Incorporated

Principal at Risk Securities

Honeywell International Inc. Overview

Bloomberg Ticker Symbol: HON

Honeywell International Inc. is a technology and manufacturing company serving customers with aerospace products and services. The HON Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Honeywell International Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-08974 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Honeywell International Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the HON Stock is accurate or complete.

The closing price of the HON stock on October 15, 2026 was $210.50. The following graph sets forth the daily closing prices of the HON stock for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The HON stock has at times experienced periods of high volatility. The historical performance of the HON stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the HON stock at any time.

Common Stock of Honeywell International Inc. – Daily Closing Prices January 1, 2021 to October 15, 2026

This document relates only to the securities referenced hereby and does not relate to the underlying stock or other securities of the underlying stock issuer. We have derived all disclosures contained in this document regarding the underlying stock from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying stock (and therefore the closing price of the underlying stock on the day on which the initial share price is determined) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying stock.

October 2026 Page 16

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Memory Coupon due October 24, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Deere & Company, the Common Stock of Honeywell International Inc and the Common Stock of Texas Instruments Incorporated

Principal at Risk Securities

Texas Instruments Incorporated Overview

Bloomberg Ticker Symbol: TXN

Texas Instruments Incorporated designs and manufactures semiconductors and various integrated circuits. The TXN Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Texas Instruments Incorporated pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-03761 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Texas Instruments Incorporated may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the TXN Stock is accurate or complete.

The closing price of the TXN stock on October 15, 2026 was $279.12. The following graph sets forth the daily closing prices of the TXN stock for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The TXN stock has at times experienced periods of high volatility. The historical performance of the TXN stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the TXN stock at any time.

Common Stock of Texas Instruments Incorporated – Daily Closing Prices January 1, 2021 to October 15, 2026

This document relates only to the securities referenced hereby and does not relate to the underlying stock or other securities of the underlying stock issuer. We have derived all disclosures contained in this document regarding the underlying stock from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying stock (and therefore the closing price of the underlying stock on the day on which the initial share price is determined) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying stock.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Memory Coupon due October 24, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Deere & Company, the Common Stock of Honeywell International Inc and the Common Stock of Texas Instruments Incorporated

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, tax supplement or prospectus, the terms described herein shall control.
Interest period:

The semi-annual period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Underlying stock:	The accompanying product supplement refers to the underlying stock as the “underlying shares.”
Underlying stock issuer:

With respect to the DE Stock, Deere & Company

With respect to the HON Stock, Honeywell International Inc.

With respect to the TXN Stock, Texas Instruments Incorporated

The accompanying product supplement refers to each underlying stock issuer as an “underlying company.”

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of maturity date:

If the final observation date is postponed due to a non-trading day or certain market disruption events with respect to any underlying stock so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following that final observation date as postponed with respect to any underlying stock, and no adjustment will be made to the payment at maturity made on that postponed date.

Antidilution adjustments:

The following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If, with respect to one or more of the underlying stocks, (i) there occurs any reclassification or change of such underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer for such underlying stock, (ii) such underlying stock issuer or any surviving entity or subsequent surviving entity of such underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of such underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) such underlying stock issuer is liquidated, (v) such underlying stock issuer issues to all of its shareholders equity securities of an issuer other than such underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each security will be as follows:

●Upon any redemption determination date following the effective date of a reorganization event and prior to the final observation date: If the exchange property value (as defined below) is greater than or equal to the respective redemption threshold level, and the determination closing price (or exchange property value, if applicable) of each other underlying stock is also greater than or equal to the respective redemption threshold level, the securities will be automatically redeemed for an early redemption payment.

●Upon the final observation date, if the securities have not previously been automatically redeemed: You will receive for each security that you hold a payment at maturity equal to:

➢If the exchange property value on the final observation date is greater than or equal to the respective downside threshold level, and the final share price of each other underlying stock (or exchange property value, as applicable) is also greater than or equal to the respective downside threshold level: (i) the stated principal amount plus (ii) the contingent semi-annual coupon with respect to the final observation date and any previously unpaid contingent semi-annual coupons from the prior observation dates pursuant to the memory coupon feature.

➢If the exchange property value on the final observation date is less than the respective downside

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Memory Coupon due October 24, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Deere & Company, the Common Stock of Honeywell International Inc and the Common Stock of Texas Instruments Incorporated

Principal at Risk Securities

threshold level, or if the final share price (or exchange property value, if applicable) of any other underlying stock is less than the respective downside threshold level:

➢If the worst performing underlying stock has not undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock.

➢If the worst performing underlying stock has undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock. For purposes of determining the share performance factor of the worst performing underlying stock, the final share price of such worst performing underlying stock will be deemed to equal the per-share cash value, determined as of the final observation date, of the securities, cash or any other assets distributed to holders of the worst performing underlying stock in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying stock, (B) in the case of a spin-off event, the share of such worst performing underlying stock with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying stock continues to be held by the holders receiving such distribution, such worst performing underlying stock (collectively, the “exchange property”).

Following the effective date of a reorganization event, the contingent semi-annual coupon, as well as any previously unpaid contingent semi-annual coupons pursuant to the memory coupon feature, will be payable for each observation date on which the exchange property value is greater than or equal to the respective downside threshold level and the determination closing price (or exchange property value, as applicable) of each other underlying stock is also greater than or equal to the respective downside threshold level.

If exchange property includes a cash component, investors will not receive any interest accrued on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the initial share price or less than the downside threshold level, or for determining the worst performing underlying stock, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document and in the related product supplement with respect to the securities to such “underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of such underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factor will be made up to the close of business on the final observation date.

No adjustments to the adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of such underlying stock, including, without limitation, a partial tender or exchange offer for such underlying stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations

October 2026 Page 19

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Memory Coupon due October 24, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Deere & Company, the Common Stock of Honeywell International Inc and the Common Stock of Texas Instruments Incorporated

Principal at Risk Securities

and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factor or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent semi-annual coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent semi-annual coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

October 2026 Page 20

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Memory Coupon due October 24, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Deere & Company, the Common Stock of Honeywell International Inc and the Common Stock of Texas Instruments Incorporated

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
United States federal income tax considerations:

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts with associated coupons, and any coupons as ordinary income, as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts with Associated Coupons” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. Moreover, because this treatment of the securities and our counsel’s opinion are based on market conditions as of the date of this preliminary pricing supplement, each is subject to confirmation on the pricing date. A different tax treatment could be adverse to you.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In particular, due to the terms of the securities and current market conditions, there is a risk that the securities could be characterized as debt instruments for U.S. federal income tax purposes, in which case the timing and character of income recognized in respect of the securities could be different from those described herein and possibly adverse to certain investors. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

The U.S. federal income tax treatment of the coupons is unclear. To the extent that we have withholding responsibility in respect of the securities, we would expect generally to treat the coupons paid to Non-U.S. Holders as subject to U.S. withholding tax. Moreover, you should expect that, if the applicable withholding agent determines that withholding tax should apply, it will be at a rate of 30% (or lower treaty rate). In order to claim an exemption from, or a reduction in, the 30% withholding under an applicable treaty, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the coupons.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2029 that do not have a “delta” of one. Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. If necessary, further information regarding the potential application of Section 871(m) will be provided in the final pricing supplement for the

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Memory Coupon due October 24, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Deere & Company, the Common Stock of Honeywell International Inc and the Common Stock of Texas Instruments Incorporated

Principal at Risk Securities

securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying stocks, in futures and/or options contracts on the underlying stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of an underlying stock, and, therefore, could potentially increase (i) the price at or above which such underlying stock must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stocks) and (ii) the downside threshold level for such underlying stock, which is the price at or above which such underlying stock must close on the observation dates so that you receive a contingent semi-annual coupon on the securities (depending also on the performance of the other underlying stocks), and, with respect to the final observation date, so that you are not exposed to the negative performance of the underlying stock at maturity (depending also on the performance of the other underlying stocks). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the price of any underlying stock on the redemption determination dates and other observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent semi-annual coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stocks). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

The agent may distribute the securities through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of ours. Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $20 for each security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $5 for each security. The costs included in the original issue price of the securities will include a fee paid by MS & Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the tax supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the tax supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with

October 2026 Page 22

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Memory Coupon due October 24, 2028, with 1-Year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Common Stock of Deere & Company, the Common Stock of Honeywell International Inc and the Common Stock of Texas Instruments Incorporated

Principal at Risk Securities

the SEC for more complete information about MSFL, Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the tax supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated April 8, 2026

Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the tax supplement or in the prospectus.

October 2026 Page 23